Exhibit 99.1

Agios Announces Chief Executive Officer Succession Plan

- David Schenkein, M.D., Agios Long-Time Chief Executive Officer, to Become Executive Chairman, Effective February 1, 2019 -

- Jacqualyn Fouse, Ph.D., to Succeed Dr. Schenkein as Chief Executive Officer -

CAMBRIDGE, Mass., September 4, 2018 – Agios Pharmaceuticals, Inc. (NASDAQ:AGIO), a leader in the field of cellular metabolism to treat cancer and rare genetic diseases, today announced that effective February 1, 2019, David Schenkein, M.D., will transition to the role of executive chairman of the board of directors and serve as a member of the board’s Science & Technology Committee, after a successful decade-long tenure as chief executive officer. Jacqualyn (“Jackie”) Fouse, Ph.D., a member of the company’s board, has been named as Agios’ next chief executive officer.

Prior to joining Agios’ board in December 2017, Dr. Fouse served as president and chief operating officer of Celgene Corporation, a global biopharmaceutical company, until April 2017, and as a member of its board through June 2017. Dr. Fouse joined Celgene in 2010 as chief financial officer and was named president of the company’s global hematology and oncology franchise in 2014. Prior to joining Celgene, Dr. Fouse served as chief financial officer of Bunge Limited, a leading agribusiness and food company. Earlier in her career, she held senior roles at Alcon Laboratories and various international companies.

Dr. Schenkein has served as Agios’ chief executive officer since 2009. During this time, he has overseen the evolution of Agios from a pure research organization to a fully integrated biopharmaceutical company with two approved medicines from its discovery engine, three additional molecules in clinical development and a robust research pipeline.

“With the recent approval and launch of our second internally discovered medicine, Agios has demonstrated that it is capable of discovering, developing and commercializing precision medicines. After leading the company for nearly 10 years, the board and I believe now is the right time to begin this transition. Having worked closely with Jackie for several years and as a member of our board, I am confident that she is the right person to build on the strong foundation we’ve established,” said Dr. Schenkein. “It has been a privilege to lead Agios from a blank piece of paper to a thriving biopharmaceutical company with a science-focused culture that puts patients at the center of everything we do. I look forward to continuing my engagement with the company as executive chair and working with Jackie and the leadership team over the next several months to ensure a smooth transition.”

John Maraganore, Ph.D., chairman of the Agios board of directors, said, “Jackie’s appointment as CEO is the result of a thoughtful succession planning process jointly undertaken by David and the board. Jackie brings extensive global leadership experience, a proven track record and tremendous knowledge of our industry. Throughout her career, Jackie has demonstrated the ability to effectively plan for and successfully execute on clinical and commercialization strategies, which will be essential as the company works to further its transition to a sustainable multi-product company. On behalf of the entire board of directors, I want to thank David for his extraordinary leadership and his unwavering commitment to patients during his tenure. Under David’s leadership, Agios has become a recognized leader in cellular metabolism with demonstrated ability to rapidly translate novel biology into precision medicines in areas of high unmet need. Agios will continue to benefit from David’s scientific and clinical expertise as part of his new role as executive chairman of the board.”

“Agios is well positioned to become one of the next great science-focused companies in our industry, and I am honored to succeed David as the company’s next CEO,” said Dr. Fouse. “I greatly admire David’s leadership in addition to the high-performance track record and enviable culture that he and the Agios team have built. Together with the leadership team and all of Agios’ employees, I look forward to building on this strong foundation and continuing our pace of innovation and execution. Importantly, I bring a shared commitment to culture, science and patients.”

With Dr. Schenkein transitioning to the role of executive chairman effective February 1, 2019, Dr. Maraganore will transition to a director of the Agios board at that time, and Dr. Fouse will remain a member of the board.

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat cancer and rare genetic diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across both therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development. All Agios programs focus on genetically identified patient populations, leveraging our knowledge of metabolism, biology and genomics. For more information, please visit the company’s website at www.agios.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding: the expected benefits of Agios’ chief executive officer succession plan; Agios’ discovery, development and commercialization capabilities; and Agios’ competitive position, strategic plans and focus. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “milestone,” “path”, “plan,” “possible,” “potential,” “predict,” “prepare”, “project,” “strategy,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. For example, there can be no guarantee that any product candidate Agios or its collaborator, Celgene, is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of Agios’

product candidates will successfully continue. Moreover, there can be no guarantee that the two approved oncology precision medicines being commercialized by Agios and its collaborator Celgene will receive commercial acceptance. There can be no guarantee that any positive developments in Agios’ business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including: Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to maintain key collaborations, such as its agreements with Celgene and CStone Pharmaceuticals; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investors:

Renee Leck, 617-649-8299

Senior Manager, Investor Relations

Renee.Leck@agios.com

Media:

Holly Manning, 617-844-6630

Associate Director, Corporate Communications

Holly.Manning@agios.com